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                                 EXHIBIT H.(XI)

                  SECOND AMENDMENT TO FUND ACCOUNTING AGREEMENT

                           Effective October 31, 2002

The Fund Accounting Agreement dated January 3, 2000 between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to add the following series to Schedule A.

                            The Hartford Income Fund
                        The Hartford Inflation Plus Fund
                        The Hartford Short Duration Fund
                      The Hartford Tax-Free California Fund
                       The Hartford Tax-Free New York Fund

                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        /s/ David M. Znamierowski
                                        ----------------------------------------
                                        David M. Znamierowski
                                        President


                                        HARTFORD LIFE INSURANCE COMPANY


                                        /s/ David M. Znamierowski
                                        ----------------------------------------
                                        David M. Znamierowski
                                        Senior Vice President